SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report:      July 6, 1998


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)



Commission File No.  0-10772


         Virginia                                                    54-0846569
(State or other jurisdiction of                           (IRS Employer ID No.)
incorporation or organization)



         9150 Guilford Road
         Columbia, Maryland                                          21046-1891
(Address of principal executive office)                              (Zip Code)



Registrant's telephone number, including area code:              (301) 939-7000


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                                ESSEX CORPORATION

Item 1.    Changes in Control of Registrant

           None.

Item 2.    Acquisition or Disposition of Assets

           None.

Item 3.    Bankruptcy or Receivership

           None.

Item 4.    Changes in Registrant's Certifying Accountant

           Effective June 22, 1998, the Registrant, Essex Corporation (the "Company") selected Stegman & Company as its principal accountants to audit the Company's financial statements for the 1997 fiscal year. Stegman & Company is replacing Arthur Andersen LLP as the Company's principal accountants. Arthur Andersen LLP had been the Company's auditors since 1992 but was dismissed for business considerations entirely unrelated to accounting standards or practices.

           The Company solicited proposals from several firms to replace Arthur Andersen LLP. The Company had no prior consultation with any of the firms, including Stegman & Company.

           The Company had no disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, internal controls, or auditing scope or procedure, in connection with the audits of the 1995 or 1996 fiscal years (the Company's two most recent fiscal years) and there were no disagreements during the interim period on any such matters subsequent to December 29, 1996 through June 22, 1998, the date of dismissal. To date, there have been no audits of the Company's financial statements for any period subsequent to the 1996 fiscal year.

           The Company's financial statements for each of the 1995 and 1996 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.

           The decision to change accountants was recommended unanimously by the Audit Committee of the Company's Board of Directors.

Item 5.    Other Events

           None.

Item 6.    Resignations of Registrant's Directors

           None.

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                                ESSEX CORPORATION


Item 7.    Financial Statements and Exhibits

           Exhibit 16(b): Former Accountant's Letter, dated July 6, 1998, from Arthur Andersen LLP to the Securities and Exchange Commission.

Item 8.    Change in Fiscal Year

           Not Applicable.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ESSEX CORPORATION
                             (Registrant)



                             \JOSEPH R. KURRY, JR.\
DATE:  July 6, 1998          Joseph R. Kurry, Jr.
                             Sr. Vice President, Treasurer and Chief Financial
                             Officer

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